Exhibit 99.1
D-Wave Reports Fourth Quarter and Year-End 2025 Results
FY 2025 Revenue Increased 179% Year over Year
FY 2025 Gross Profit Increased 265% Year over Year
Ended 2025 With Highest Liquidity Position in Company’s History at over $884 Million

PALO ALTO, Calif. – February 26, 2026 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company, providing both annealing and gate-model systems, software, and services, today announced financial results for its fiscal fourth quarter and year ended December 31, 2025.
“Our 2025 results mark one of the most successful and transformative years in D-Wave’s history, with meaningful growth across every key business metric — revenue, Bookings, technical milestones, and scientific breakthroughs,” said Dr. Alan Baratz, CEO of D-Wave. “We are entering 2026 with exceptional momentum: generating over $30 million in Bookings in January alone, expanding our market leadership through the acquisition of gate-model quantum computing company Quantum Circuits, Inc., and securing an eight-figure enterprise QCaaS agreement that underscores growing customer confidence in our technology’s power to transform enterprise operations. 2026 is shaping up to be a defining year for D-Wave.”
Business and Technical Highlights
•Announced revenue of $24.6 million for the fiscal year ended December 31, 2025, representing an increase of $15.8 million, or 179%, from revenue of $8.8 million reported for fiscal year 2024.
•Closed Bookings of $13.4 million for the fourth quarter of fiscal 2025, up 471% from the immediately preceding third quarter Bookings of $2.4 million. This included a Booking of €10 million for 50% capacity of a D-Wave Advantage2TM annealing quantum computer to support the development of a state-of-the-art quantum computing and research facility in Lombardy, Italy.
•Subsequent to the close of the fourth quarter, announced a $20 million system purchase by Florida Atlantic University, with deployment expected by the end of 2026, and a $10 million, two-year enterprise license Quantum Computing as a Service (QCaaS) agreement with a Fortune 100 company. As a result, as of February 25, 2026, first quarter year-to-date 2026 Bookings exceed $32.8 million.
•Announced the completion of the acquisition of Quantum Circuits, a leading developer of error-corrected superconducting gate-model quantum computing systems. Quantum Circuits’ dual-rail qubits with built-in erasure detection identify 90% of errors that occur. With erasure detection, this technology delivers gate fidelities that exceed 99.9%, bringing trapped ion fidelities along with superconducting execution speeds to today’s gate-model algorithm developers. Our erasure detection, and our observed erasure rate of 0.5%, allow us to deliver logical qubits with an order of magnitude fewer physical qubits compared to architectures without this capability.
•Demonstrated the first scalable, on-chip cryogenic control of gate-model qubits, which significantly reduces the amount of wiring required to control larger numbers of qubits without degrading qubit fidelity. This control technology uses multiplexed digital-to-analog converters to control tens of thousands of qubits and couplers with just 200 control wires. With Quantum Circuits’ high-fidelity, error-detecting dual-rail qubits and D-Wave’s robust cryogenic platforms, we believe D-Wave is now uniquely positioned as the only company that has all three core technologies required to deliver scaled, error-corrected superconducting gate-model systems.

•Announced a collaboration with Davidson Technologies and Anduril Industries to develop quantum-classical hybrid applications for complex U.S. air and missile defense planning challenges. An initial proof-of-concept demonstrated that as problem complexity scaled, D-Wave’s StrideTM hybrid solver extended its performance lead over classical-only approaches, delivering at least 10x faster time-to-solution, a 9% to 12% improvement in threat mitigation, and the ability to intercept an additional 45-60 missiles in a 500-missile attack simulation.
•Signed a number of new and renewing customer engagements for both commercial and research applications, including: LG CNS – a major South Korean IT services and systems integration company; Sharp Corporation – a multinational electronics company; and CINECA – an interuniversity consortium founded in 1969 bringing together 122 members, including two Italian Ministries (the Ministry of University and Research, and the Ministry of Education and Merit), 71 Italian universities, and 49 national public universities, that supports and drives digital transformation and is one of the world's most advanced computing centers for High Performance Computing (HPC).
•Announced several advancements in annealing quantum computing technologies that further D-Wave’s unique dual-platform approach, including:
◦New StrideTM hybrid solver capabilities that enable customers to incorporate machine learning models directly into quantum workflows;
◦Multicolor annealing, a set of processor controls that give researchers new ways to shape and observe quantum behavior over time, enabling exploration in quantum materials simulation, molecular models for drug discovery, and advanced quantum-driven applications; and
◦Fast-reverse anneal, which allows the annealing quantum computer to move back and forth through the annealing process while maintaining coherence, thus leading to faster time-to-solution.
These enhancements increase the capabilities of D-Wave's Advantage2TM quantum computer, the same system, and the only system in the world, that has demonstrated quantum supremacy on a useful, real-world problem. That result, achieved natively on the Advantage2 quantum processing unit, has not been successfully challenged nearly two years after the paper's initial publication in March 2024.
•Announced the formation of a new business unit dedicated to driving the adoption of D-Wave’s quantum computing products and services within the U.S. government. The unit is led by seasoned government and public sector business executive Jack Sears Jr., who brings more than 25 years of experience in developing and executing organizational growth strategies for companies serving the federal government in the defense and aerospace industries.
•Hosted Qubits 2026 in Boca Raton, Florida on January 27-28, 2026. This was the Company’s largest Qubits event ever, with in-person attendees increasing 63% year over year compared to Qubits 2025. Notable speakers included Anduril, AT&T, Davidson Technologies, Lighthouse DIG, North Wales Police, PolarisQB, Q-Alliance, Quantum Coast Capital, TECNALIA, Unissant, Verge, and others.
•Announced that Boca Raton, Florida has been selected as the location of the Company’s new corporate headquarters and a key U.S. research and development facility. The transition of the headquarters from Palo Alto, California is expected by the end of 2026.

Financial Results for the Fiscal Year 2025
•Revenue: Revenue for the year ended December 31, 2025 was $24.6 million, an increase of $15.8 million, or 179%, from revenue of $8.8 million for the year ended December 31, 2024.
•Bookings1: Bookings for the year ended December 31, 2025 were $18.7 million, a decrease of $5.2 million, or 22%, from Bookings of $23.9 million for the year ended December 31, 2024 that included an eight-figure booking of the Company's first quantum computer system sale. Subsequent to year-end 2025, the Company has closed over $32.8 million in additional Bookings.
•Customers: During FY 2025, D-Wave recognized revenue from over 135 individual customers encompassing over 70 commercial enterprises, including over two dozen Forbes Global 2000 companies.
•GAAP Gross Profit: GAAP gross profit for the year ended December 31, 2025 was $20.3 million, an increase of $14.7 million, or 265%, from $5.6 million in GAAP gross profit for the year ended December 31, 2024, with the increase due primarily to a higher margin quantum computer system sale during the year ended December 31, 2025.
•GAAP Gross Margin: GAAP gross margin for the year ended December 31, 2025 was 82.6%, an increase of 19.6% from the 63.0% GAAP gross margin for the year ended December 31, 2024, with the increase due primarily to a higher margin quantum computer system sale during the year ended December 31, 2025.
•Non-GAAP Gross Profit2: Non-GAAP Gross Profit for the year ended December 31, 2025 was $21.1 million, an increase of $14.7 million, or 229%, from the Non-GAAP Gross Profit of $6.4 million for the year ended December 31, 2024. The difference between GAAP and Non-GAAP Gross Profit is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP Gross Profit.
•Non-GAAP Gross Margin2: Non-GAAP Gross Margin for the year ended December 31, 2025 was 86.0%, an increase of 13.2% from the 72.8% Non-GAAP Gross Margin for the year ended December 31, 2024. The difference between GAAP and Non-GAAP Gross Margin is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP Gross Margin.
•GAAP Operating Expenses: GAAP operating expenses for the year ended December 31, 2025 were $120.7 million, an increase of $37.9 million, or 46%, from GAAP operating expenses of $82.8 million for the year ended December 31, 2024, with the year-over-year increase primarily driven by increases of $17.0 million in salaries and related personnel costs, 74% of which relates to increases in Sales & Marketing and Research & Development personnel; $6.9 million in non-cash stock-based compensation, $5.7 million in fabrication costs, $5.1 million in third party professional services and $3.0 million in marketing expenses. The increased operating expenses stem from investments to support the Company’s accelerated product development and go-to-market initiatives.
•Non-GAAP Adjusted Operating Expenses2: Non-GAAP Adjusted Operating Expenses for the year ended December 31, 2025 were $92.9 million, an increase of $30.5 million, or 49%, from Non-GAAP Adjusted Operating Expenses of $62.4 million for the year ended December 31, 2024, with the difference between GAAP and Non-GAAP Operating Expenses being primarily non-cash stock-based compensation expense, depreciation and amortization expense, and non-recurring one-time expenses that are excluded from the Non-GAAP Adjusted Operating Expenses.
•Net Loss: Net loss for the year ended December 31, 2025 was $355.1 million, or $1.11 per share, an increase of $211.2 million, or $0.36 per share, compared with the net loss of $143.9 million, or $0.75 per share for the year ended December 31, 2024. The increase was primarily due to $270.5 million in non-cash, non-operating charges related to the remeasurement of the Company's warrant liability, as well as realized losses stemming from warrant exercises, both a direct function of the magnitude of the increase in the price of the Company's warrants driven by the appreciation in the price of the Company's common stock.
•Adjusted Net Loss2: Adjusted Net Loss for the year ended December 31, 2025 was $84.5 million, or $0.26 per share, an increase of $8.9 million, and decrease of $0.13 per share, when compared with the Adjusted Net Loss of $75.6 million, or $0.39 per share for the year ended December 31, 2024, with the difference between net loss and Adjusted Net Loss being non-cash, non-operating warrant remeasurement related charges that are excluded from the Adjusted Net Loss. The decrease in Adjusted Net Loss per Share was due to higher issued and outstanding shares of the Company's common stock in 2025 when compared to 2024.
•Adjusted EBITDA Loss2: Adjusted EBITDA Loss for the year ended December 31, 2025 was $71.8 million, an increase of $15.8 million, or 28%, from the Adjusted EBITDA Loss of $56.0 million for the year ended December 31, 2024, with the increase due primarily to higher operating expenses, partly offset by higher gross profit.
__________________
1“Bookings” is an operating metric that is defined as customer orders received that are expected to generate net revenues in the future. Year-to-date FY 2026 Bookings includes $2.3 million in Quantum Circuits bookings that were closed immediately prior to the completion of the acquisition of Quantum Circuits in January 2026. We present the operating metric of Bookings because it reflects customers' demand for our products and services and to assist readers in analyzing our potential performance in future periods.
2"Non-GAAP Gross Profit", "Non-GAAP Gross Margin", "Non-GAAP Adjusted Operating Expenses", "Adjusted Net Loss", "Adjusted Net Loss per Share" and "Adjusted EBITDA Loss" are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

Fourth Quarter Fiscal 2025 Financial Highlights
•Revenue: Revenue for the fourth quarter of fiscal 2025 was $2.8 million, an increase of $0.5 million, or 19%, from the fiscal 2024 fourth quarter revenue of $2.3 million.
•Bookings1: Bookings for the fourth quarter of fiscal 2025 were $13.4 million, a decrease of $4.9 million, or 27%, from the fiscal 2024 fourth quarter Bookings of $18.3 million that included an eight-figure booking of the Company's first quantum computer system sale, and an increase of $11.0 million, or 471%, from the immediately preceding fiscal 2025 third quarter Bookings of $2.4 million.
•GAAP Gross Profit: GAAP gross profit for the fourth quarter of fiscal 2025 was $1.8 million, an increase of $0.3 million, or 21%, from the fiscal 2024 fourth quarter GAAP gross profit of $1.5 million, with the increase due primarily to the growth in revenue.
•GAAP Gross Margin: GAAP gross margin for the fourth quarter of fiscal 2025 was 64.8%, an increase of 1.0% from the fiscal 2024 fourth quarter GAAP gross margin of 63.8%.
•Non-GAAP Gross Profit2: Non-GAAP Gross Profit for the fourth quarter of fiscal 2025 was $2.0 million, an increase of $0.3 million, or 17%, from the fiscal 2024 fourth quarter Non-GAAP Gross Profit of $1.7 million. The difference between GAAP and Non-GAAP Gross Profit is limited to non-cash stock-based compensation, and depreciation and amortization expenses that are excluded from the Non-GAAP Gross Profit.
•Non-GAAP Gross Margin2: Non-GAAP Gross Margin for the fourth quarter of fiscal 2025 was 71.8%, a decrease of 1.2% from the fiscal 2024 fourth quarter Non-GAAP Gross Margin of 73.0%. The difference between GAAP and Non-GAAP Gross Margin is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP Gross Margin.
•GAAP Operating Expenses: GAAP operating expenses for the fourth quarter of fiscal 2025 were $36.6 million, an increase of $14.9 million, or 69%, from the fiscal 2024 fourth quarter GAAP operating expenses of $21.7 million with the increase driven primarily by increases of $6.2 million in personnel costs, $4.0 million in third party professional services, $1.6 million in non-cash stock-based compensation and $1.1 million in marketing expenses. The increased operating expenses stem from investments to support the Company’s accelerated product development and go-to-market initiatives.
•Non-GAAP Adjusted Operating Expenses2: Non-GAAP Adjusted Operating Expenses for the fourth quarter of fiscal 2025 were $27.0 million, an increase of $10.0 million, or 59% from the fiscal 2024 fourth quarter Non-GAAP Adjusted Operating Expenses of $17.0 million, with the difference between GAAP and Non-GAAP Adjusted Operating Expenses being primarily non-cash stock-based compensation expense, depreciation and amortization, and non-recurring one-time expenses that are excluded from the Non-GAAP Adjusted Operating Expenses.
•Net Loss: Net loss for the fourth quarter of fiscal 2025 was $42.3 million, or $0.12 per share, a decrease of $43.8 million, or $0.25 per share, from the fiscal 2024 fourth quarter net loss of $86.1 million, or $0.37 per share. The decrease was primarily due to a $57.7 million decrease in the amount of non-cash, non-operating charges related to the remeasurement of the Company's warrant liability, that is a direct function of the magnitude of the increase in the price of the Company’s warrants driven by the appreciation in the price of the Company's common stock, partially offset by higher operating expenses.
•Adjusted Net Loss2: Adjusted Net Loss for the fourth quarter of fiscal 2025 was $31.8 million, or $0.09 per share, an increase of $14.0 million, or $0.01 per share, from the fiscal 2024 fourth quarter Adjusted Net Loss of $17.8 million, or $0.08 per share, with the difference between

Net Loss and Adjusted Net Loss being non-cash, non-operating warrant remeasurement related charges that are excluded from the Adjusted Net Loss.
•Adjusted EBITDA Loss2: Adjusted EBITDA Loss for the fourth quarter of fiscal 2025 was $25.0 million, an increase of $9.7 million, or 63%, from the fiscal 2024 fourth quarter Adjusted EBITDA Loss of $15.3 million with the increase due primarily to higher operating expenses, partly offset by higher gross profit.
Balance Sheet and Liquidity
As of December 31, 2025, D-Wave’s consolidated cash and marketable investment securities balance totaled a record $884.5 million, representing a 397% increase from the fiscal 2024 fourth quarter consolidated cash balance of $178.0 million, and a 6% increase from the immediately prior fiscal 2025 third quarter consolidated cash balance of $836.2 million.
During the fourth quarter of fiscal 2025, the Company raised $63.7 million in cash proceeds from the exercise of warrants.
Earnings Conference Call
In conjunction with this announcement, D-Wave will host a conference call on Thursday, February 26, 2026, at 8:00 a.m. (Eastern Time), to discuss the Company’s financial results and business outlook. The live dial-in number is 1-844-826-3035 (domestic) or 1-412-317-5195 (international). Participants can use those dial-in numbers or can click this link for instant telephone access to the event. The link will be made active 15 minutes prior to the call’s scheduled start time, and the passcode is 3836181. An on-demand webcast will be available and a transcript of the conference call will be posted on the D-Wave Investor Relations website after the call. Participating in the call will be Chief Executive Officer Dr. Alan Baratz and Chief Financial Officer John Markovich.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
Non-GAAP Financial Measures
To supplement the financial information presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Each of Non-GAAP Gross Profit, Non-GAAP Gross Margin, Adjusted EBITDA Loss, Adjusted Net Loss, Adjusted Net Loss per Share and Non-GAAP Adjusted Operating Expenses is a financial measure that is not required by or presented in accordance with GAAP. Management believes that each measure provides investors an additional meaningful method to evaluate certain aspects of such results period over period. The Company defines each of its non-GAAP financial measures as follows:
•Non-GAAP Gross Profit is defined as GAAP gross profit less depreciation and amortization expense and non-cash stock-based compensation expense. We use Non-GAAP Gross Profit to measure, understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans.
•Non-GAAP Gross Margin is defined as GAAP gross margin adjusted to exclude depreciation and amortization expense and non-cash stock-based compensation expense. We use Non-GAAP Gross Margin to measure, understand and evaluate our core business performance.
•Adjusted EBITDA Loss is defined as net loss before interest expense, depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other non-operating or non-recurring income and expenses. We use Adjusted EBITDA Loss to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.
•Adjusted Net Loss and Adjusted Net Loss per Share are defined as net loss and net loss per share, respectively, excluding the impact of the non-cash, non-operating charges associated with the remeasurement of the Company’s warrant liability.
•Non-GAAP Adjusted Operating Expenses is defined as operating expenses before depreciation and amortization expense, non-operating or non-recurring expenses and non-cash stock-based compensation expense. We use Non-GAAP Adjusted Operating Expenses to measure our operating expenses, excluding items we do not believe directly reflect our core operations.
The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and our presentation of non-GAAP measures may be different from non-GAAP measures used by other companies. For a reconciliation of each of Non-GAAP Gross Profit, Non-GAAP Gross Margin, Adjusted EBITDA Loss, Adjusted Net Loss, Adjusted Net Loss per Share and Non-GAAP Adjusted Operating Expenses to its most directly comparable GAAP measure, please refer to the reconciliations below.
Forward Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Contacts
Investor Contact:
ir@dwavesys.com
Media Contact:
media@dwavesys.com

D-Wave Quantum Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
(In thousands, except share and per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$635,347	$177,980
Marketable investment securities	249,134	—
Trade accounts receivable, net of allowance for credit losses of $1 and $176	1,587	1,420
Inventories	2,776	1,686
Prepaid expenses and other current assets	7,388	3,954
Total current assets	896,232	185,040
Property and equipment, net	7,841	4,133
Operating lease right-of-use assets	6,518	7,261
Intangible assets, net	915	490
Other non-current assets, net	4,307	2,929
Total assets	$915,813	$199,853

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$950	$815
Accrued expenses and other current liabilities	15,838	8,784
Current portion of operating lease liabilities	1,448	1,512
Loans payable, net, current	134	348
Deferred revenue, current	2,778	18,686
Total current liabilities	21,148	30,145
Warrant liabilities	—	69,875
Operating lease liabilities, net of current portion	6,050	6,389
Loans payable, net, non-current	35,825	30,128
Deferred revenue, non-current	560	670
Total liabilities	$63,583	$137,207

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.0001 per share; 675,000,000 shares authorized at both December 31, 2025 and December 31, 2024; 358,741,605 shares and 266,595,867 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	35	27
Additional paid-in capital	1,843,218	700,069
Accumulated deficit	(982,002)	(626,940)
Accumulated other comprehensive loss	(9,021)	(10,510)
Total stockholders' equity	852,230	62,646
Total liabilities and stockholders’ equity	$915,813	$199,853

D-Wave Quantum Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenue	$2,752	$2,309	$24,587	$8,827
Cost of revenue	968	836	4,281	3,264
Total gross profit	1,784	1,473	20,306	5,563
Operating expenses:
Research and development	13,677	9,752	50,734	35,300
General and administrative	14,695	8,126	41,186	32,422
Sales and marketing	8,251	3,827	28,754	15,064
Total operating expenses	36,623	21,705	120,674	82,786
Loss from operations	(34,839)	(20,232)	(100,368)	(77,223)
Other income (expense), net:
Interest income	8,124	584	24,115	1,738
Interest expense	(3,380)	(417)	(4,013)	(3,897)
Change in fair value of Term Loan	—	(10)	—	(645)
Gain (loss) on investment in marketable securities, net	(1,009)	—	(159)	1,495
Change in fair value of warrant liabilities	(10,576)	(68,264)	(270,540)	(68,245)
Other income (expense), net	(646)	2,262	(4,097)	2,898
Total other income (expense), net	(7,487)	(65,845)	(254,694)	(66,656)
Net loss	$(42,326)	$(86,077)	$(355,062)	$(143,879)
Net loss per share, basic and diluted	$(0.12)	$(0.37)	$(1.11)	$(0.75)
Weighted-average shares used in computing net loss per share, basic and diluted	352,932,400	232,997,043	321,202,025	192,129,049

Comprehensive loss:
Net loss	$(42,326)	$(86,077)	$(355,062)	$(143,879)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(49)	89	1,335	7
Unrealized gains on available-for-sale securities	154	—	154	—
Total other comprehensive income (loss), net of tax	105	89	1,489	7
Net comprehensive loss	$(42,221)	$(85,988)	$(353,573)	$(143,872)

D-Wave Quantum Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(355,062)	$(143,879)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,563	1,109
Stock-based compensation	22,657	15,661
Amortization of operating right-of-use assets	743	823
Provision for excess and obsolete inventory	9	134
Non-cash interest income	(3,947)	—
Non-cash interest expense	3,921	(1,441)
Change in fair value of warrant liabilities	270,540	68,245
Change in fair value of Term Loan	—	645
Loss (gain) on marketable equity securities	159	(1,495)
Unrealized foreign exchange loss (gain)	1,836	(3,307)
Other noncash items	267	—
Change in operating assets and liabilities:
Trade accounts receivable	(204)	137
Inventories	(2,398)	(215)
Prepaid expenses and other current assets	(585)	(1,580)
Trade accounts payable	268	(570)
Accrued expenses and other current liabilities	6,940	5,520
Deferred revenue	(16,018)	16,608
Operating lease liability	(745)	293
Other non-current assets, net	(1,926)	669
Net cash used in operating activities	(71,982)	(42,643)
Cash flows from investing activities:
Purchase of property and equipment	(3,862)	(2,106)
Purchases of marketable debt securities	(247,787)	—
Purchase of convertible note	—	(1,000)
Proceeds from recovery of previously written-off convertible note	959	—
Sales of marketable securities	—	254
Expenditures for internal-use software	(445)	(289)
Net cash used in investing activities	(251,135)	(3,141)
Cash flows from financing activities:
Proceeds from the issuance of common stock pursuant to the Lincoln Park Purchase Agreement	37,787	44,285
Proceeds from the issuance of common stock in at-the-market offerings, net of issuance costs	536,741	169,906
Proceeds from issuance of common stock upon exercise of warrants	202,923	—
Proceeds from the issuance of common stock upon exercise of stock options	11,432	1,347
Proceeds from common stock issued under the Employee Stock Purchase Plan	769	424
Payment of tax withheld pursuant to stock-based compensation settlements	(10,259)	(3,142)
Debt payment for Term Loan	—	(30,000)
Repayments on TPC loan	(365)	(370)
Proceeds from equipment financing	412	—
Payments for debt issuance costs	(248)	—
Repayment of the equipment financing	(43)	—
Net cash provided by financing activities	779,149	182,450
Effect of exchange rate changes on cash and cash equivalents	1,335	7
Net increase in cash and cash equivalents	457,367	136,673
Cash and cash equivalents at beginning of period	177,980	41,307
Cash and cash equivalents at end of period	$635,347	$177,980

D-Wave Quantum Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Gross Profit	$1,784	$1,473	$20,306	$5,563
Gross Margin	64.8%	63.8%	82.6%	63.0%
Excluding:
Depreciation and Amortization (1)	14	54	71	218
Stock-based compensation (2)	179	159	772	647
Non-GAAP Gross Profit	$1,977	$1,686	$21,149	$6,428
Non-GAAP Gross Margin	71.8%	73.0%	86.0%	72.8%
(1)Depreciation and Amortization reflects the Depreciation and Amortization recorded in Cost of Revenue only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Operating Expenses.
(2)Stock-based compensation reflects the stock-based compensation recorded in Cost of Revenue only, which differs from the total stock-based compensation set forth in the Condensed Consolidated Statement of Cash Flows that also includes stock-based compensation recorded in Operating Expenses.
D-Wave Quantum Inc.
Reconciliation of Operating Expenses to Non-GAAP Adjusted Operating Expenses
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Operating expenses	$36,623	$21,705	$120,674	$82,786
Excluding:
Depreciation and Amortization (1)	(466)	(261)	(1,492)	(891)
Stock-based compensation (2)	(5,360)	(3,771)	(21,885)	(15,014)
Other non-operating or non-recurring expenses (3)	(3,775)	(651)	(4,376)	(4,437)
Non-GAAP Adjusted Operating Expenses	$27,022	$17,022	$92,921	$62,444
(1)Depreciation and Amortization reflects the Depreciation and Amortization recorded in the Operating Expenses only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Cost of Revenue.
(2)Stock-based compensation reflects the stock-based compensation recorded in Operating Expenses only, which differs from the total stock-based compensation set forth in the Condensed Consolidated Statement of Cash Flows that also includes stock-based compensation recorded in Cost of Revenue.
(3)Includes legal, consulting, and accounting fees arising from capital markets activities that are unrelated to the Company's core business operations, as well as non-recurring professional fees and credit loss expenses and recoveries.

D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted Net Loss
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Net loss	$(42,326)	$(86,077)	$(355,062)	$(143,879)
Net loss per share (basic and diluted)	$(0.12)	$(0.37)	$(1.11)	$(0.75)
Excluding:
Change in fair value of warrant liabilities	10,576	68,264	270,540	68,245
Adjusted net loss	$(31,750)	$(17,813)	$(84,522)	$(75,634)
Adjusted net loss per share (basic and diluted)	$(0.09)	$(0.08)	$(0.26)	$(0.39)

D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted EBITDA Loss
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Net loss	$(42,326)	$(86,077)	$(355,062)	$(143,879)
Excluding:
Depreciation and Amortization	480	315	1,563	1,109
Stock-based compensation	5,539	3,930	22,657	15,661
Interest income	(8,124)	(584)	(24,115)	(1,738)
Interest expense (1)	3,380	417	4,013	3,897
Change in fair value of warrant liabilities	10,576	68,264	270,540	68,245
Change in fair value of Term Loan	—	10	—	645
Loss (gain) on marketable equity securities	1,009	—	159	(1,495)
Other (income) expense, net (2)	646	(2,262)	4,097	(2,898)
Other non-operating or non-recurring items (3)	3,775	651	4,376	4,437
Adjusted EBITDA Loss	$(25,045)	$(15,336)	$(71,772)	$(56,016)

(1)Interest expense primarily reflects the paid-in-kind interest associated with the term loan agreement with PSPIB Unitas Investments II Inc. entered into on April 13, 2023 and fully repaid on October 22, 2024, and interest and adjustments to accrued interest on the SIF Loan.
(2)Other income (expense), net consists primarily of foreign exchange gains and losses.
(3)Includes legal, consulting, and accounting fees arising from capital markets activities that are unrelated to the Company's core business operations, as well as non-recurring professional fees and credit loss expenses and recoveries.